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                                                                      EXHIBIT 3B

                   BASSETT FURNITURE INDUSTRIES, INCORPORATED
                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                                January 18, 2000

                              AMENDMENT TO BY-LAWS

RESOLVED, that, effective as of the 2000 Annual Shareholders Meeting, Article III, Section 2 of the By-laws of the Company be amended to provide that the number of Directors shall be nine (9).
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                                     BY-LAWS
                                       OF
                       BASSETT FURNITURE INDUSTRIES, INC.

                               ARTICLE I. OFFICES

     The principal office of the Corporation in the State of Virginia shall be located in Bassett, County of Henry. The Corporation may have such other offices, either within or without the State of Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the last Tuesday of March of each year and the hour shall be set by the Chairman of the Board or by the President, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

     SECTION 2. SPECIAL MEETING. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, by the President, or by the Board of Directors.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Virginia unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

     SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. In the event the purpose or purposes for which a special or general meeting may be called are such that the law required a longer notice prior to the meeting, such notice shall be as required by the law.

     SECTION 5. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

     SECTION 6. PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     SECTION 7. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.



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     SECTION 8.    VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such Officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 9. NOMINATIONS FOR DIRECTORS. Nominations for the election of Directors shall be made by the Board of Directors or by any Shareholder entitled to vote in elections of Directors. However, any Shareholder entitled to vote in elections of Directors may nominate one or more persons for election as Directors at an annual meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days prior to the date of the anniversary of the immediately preceding annual meeting. Each notice shall set forth (i) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the Shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder, and (iv) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee, to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 10. NOTICE OF BUSINESS AT ANNUAL MEETING. To be properly brought before an annual meeting of Shareholders, business must be (i) specified in the Notice of Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 160 days prior to the date of the anniversary of the immediately preceding annual meeting. A Shareholders' notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the Shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the Shareholder and (iv) any material interest of the Shareholder in such business. In the event that a Shareholder attempts to bring business before an annual meeting without complying with the foregoing procedure, the Chairman of the meeting may declare to the meeting that the business was not properly brought before



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the meeting and, if he shall so declare, such business shall not be transacted.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS: The business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be nine. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor shall have been elected and qualified.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately prior to, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board on at least 24-hours' notice to each Director of the date, time and place thereof, and shall be called by the Chairman of the Board or by the Secretary on like notice on the request in writing of a majority of the total number of Directors in office at the time of such request. The time and place of the special meeting shall be stated in the notice.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least 24-hours previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6.    QUORUM. A majority of the number of Directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. VACANCIES. Any Directorship to be filled by reason of any vacancy occurring in the Board of Directors or of an increase in the number of Directors shall be filled at any Director's meeting or any Stockholder's meeting.

     SECTION 9. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 10. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such



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right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 11. REDEMPTION OF SHARES. Pursuant to Section 13.1-728.7 of the Virginia Stock Corporation Act, the Board may redeem shares [at the price established by Section 13.1-728.7.C] if the requirements of either Section 13.1-728.7.A or Section 13.1-728.7.B have occurred.

                              ARTICLE IV. OFFICERS

     SECTION 1. NUMBER. The Officers of the Corporation shall be a Chairman of the Board of Directors and Chief Executive Officer, a President, Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. More than one office may be held by the same person with the exception that the same person cannot hold the office of President and Secretary at the same time. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors.

     SECTION 2. ELECTION AND TERM OF OFFICE. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the meeting held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board and the Chief Executive Officer shall be the principal executive Officer of the Corporation, and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Board of Directors.

     SECTION 6. PRESIDENT. The President shall be the principal executive Officer under the immediate supervision of the Chairman of the Board and subject to the supervision of the Chairman of the Board and to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. VICE PRESIDENTS. In the absence of the President or in event of his death, inability or refusal to act, a Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

     SECTION 8. SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents the execution of which



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on behalf of the Corporation under its Seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 9. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-laws; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 10. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors or by authority of the Board of Directors delegated to the Chairman of the Board or the President, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do and may (but not need) be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

     SECTION 2. TRANSFER OF SHARES. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates


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representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

     SECTION 3. RESTRICTION ON TRANSFER. To the extent that any provision of the Rights Agreement between the Corporation and First Union National Bank, as Rights Agent, dated June 23, 1998, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the By-laws of the Corporation.

     SECTION 4. LOST OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                            ARTICLE VII. FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of December and end on the 30th day of November of each year.

                             ARTICLE VIII. DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation, and may set the stock "of record" date for such payment.

                                ARTICLE IX. SEAL

     The Board of Directors shall provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of Incorporation and the words, "Corporate Seal."

                           ARTICLE X. WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing signed by such Director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI. AMENDMENTS

     These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors. But By-laws made by the Board of Directors may be repealed or changed, and new By-laws made, by the Shareholders at any annual Shareholders meeting or at any special Shareholders meeting when the proposed changes have been set out in the notice of such meeting.



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             ARTICLE XII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. The Corporation shall indemnify to the extent, in the manner and subject to compliance with the applicable standards of conduct provided by
Section 13.1, et seq of the Virginia Stock Corporation Act of the Code of Virginia, as revised, every person who is or was (i) a Director or Officer of the Corporation (ii) an employee, including an employee of a subsidiary of the Corporation who is designated by the Board of Directors, or (iii) at the corporation, partnership, joint venture, trust or other enterprise who is designated from time to time by the Board of Directors.

     SECTION 2. The indemnification hereby provided shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from actions or omissions to act occurring, before or after the adoption hereof. Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this Article XII may be entitled under any By-law, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a Director, Officer, employee, or agent, (iii) shall inure to the benefit of the heirs, executor or administrator of such a person and (iv) shall inure to any individual who has served, or may now or hereafter serve, as a Director or Officer of a corporation which is a subsidiary of this Corporation, provided however, that no indemnification shall be afforded as to acts of any Officer or Director of a subsidiary for any period prior to the time such Corporation became a subsidiary. The term subsidiary as used in this Section shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such chain owns stock possessing at least fifty percent of the voting power in one of the other corporations in such chain.



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